[Logo of CBRL Group, Inc.]                                   POST OFFICE BOX 787
                                                              LEBANON, TENNESSEE
                                                                      37088-0787
                                                              PHONE 615.443.9869
--------------------------------------------------------------------------------
CBRL GROUP, INC.
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                                                Contact: Lawrence E. White
                                                         Senior Vice President/
                                                           Finance and
                                                         Chief Financial Officer



  CBRL GROUP, INC. ANNOUNCES 18.9% INCREASE IN DILUTED NET INCOME PER SHARE FOR
                          SECOND QUARTER OF FISCAL 2005
                Provides Guidance for Fiscal 2005 Third Quarter;
               Announces Change in Accounting for Certain Leases;
            Implements Previously Announced Change in Accounting for
                          Contingently Convertible Debt

LEBANON,  Tenn. (February 17, 2005) -- CBRL Group, Inc. (the "Company") (NASDAQ:
CBRL) today announced results for its second quarter of fiscal 2005 ended January 28, 2005, reporting diluted net income per share of $0.63, an 18.9% increase from a restated $0.53 in the second quarter of fiscal 2004. These results included the effect of implementing the previously announced change in accounting for the Company's contingently convertible debt as required by Emerging Issues Task Force (EITF) Issue No. 04-8, as well as restating results for a change in accounting for certain leases. The Company also announced results for the six-month period ended January 28, 2005.

         Highlights of the fiscal 2005 second-quarter and year-to-date results include:
         o Diluted net income per share for the second quarter was up 18.9% and net income was up 13.7% from the estimated restated year-ago quarter on an 8.9% increase in total revenue.
         o Comparable store restaurant sales for the second fiscal quarter were up 3.2% for the Company's Cracker Barrel Old County Store(R) ("Cracker Barrel") operations, and comparable store retail sales at Cracker Barrel were down 0.3%.
         o Comparable restaurant sales for the second fiscal quarter were up 4.4% in the Company's Logan's Roadhouse(R) ("Logan's") restaurants.
         o Operating  income margin  increased to 7.7% of total revenue for the second fiscal quarter from 7.6% in the year-ago quarter as restated.
         o Year-to-date  net cash  provided by  operating  activities  of $137.4 million  up  sharply  from  $76.6  million  of net cash  provided  by operating activities in the comparable period of fiscal 2004.
         o Repurchase of approximately 1.2 million shares of the Company's outstanding common stock in the second quarter brought year-to-date repurchases to approximately 2.3 million shares.
         o The quarter and year to date are the first periods when present year and historical results are restated to reflect a previously announced change in accounting for the effect on diluted net income per share from the adoption of EITF 04-8, and for adoption of a change in accounting for lease expense.

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
CBRL Anounces Second-Quarter Results
Page 2
February 17, 2005

Second-Quarter Fiscal 2005 Results

     Total revenue for the second fiscal quarter ended January 28, 2005 of $667.2 million increased 8.9% from the second fiscal quarter of 2004. Comparable store restaurant sales for the second quarter for the Cracker Barrel concept increased 3.2%, including a 4.1% higher average check but 0.9% lower guest traffic. Cracker Barrel's average menu price increase for the full quarter was approximately 3.1%, including approximately 1.7% in menu pricing taken in January of last year and lapped during January this year. Comparable store retail sales at Cracker Barrel decreased 0.3% for the quarter. Logan's comparable restaurant sales for the quarter were up 4.4% as average check increased 4.0% and guest traffic increased 0.4%. Logan's carried approximately 3.3% of menu price increase during the quarter. During the quarter, the Company opened five new Cracker Barrel units, four new company-operated Logan's locations and two new franchised Logan's restaurants.

     The Company reported net income for the second quarter of fiscal 2005 of $32.6 million, or $0.63 per diluted share, up 13.7% and 18.9%, respectively, from estimated restated net income of $28.6 million and estimated restated diluted net income per share of $0.53 for the second quarter of fiscal 2004. In the second quarter, the Company has determined that it is likely to incur a lower income tax rate than it previously expected for fiscal 2005, primarily reflecting higher than expected tax credits under certain federal jobs-creation provisions. The 34.2% rate reflected in the second quarter includes a catch-up effect, so that the 34.6% rate year-to-date reflects the Company's present expectation of its effective tax rate for the full year. The Company also repurchased approximately 1.2 million shares of its common stock during the quarter for approximately $47.2 million.

     The Company announced that its results reflected certain restatements of historical period results. As announced in its November 18, 2004 press release, the Company's second-quarter diluted net income per share calculation includes the effect of implementing EITF Issue No. 04-8, which requires accounting for the Company's contingently convertible debt using "if-converted" accounting regardless of whether the contingency allowing debt holders to convert is met.
As previously announced, the Company implemented the rule change in reporting its second fiscal quarter results, and it has restated previous years to reflect the effect of the rule change on prior periods. Additionally, the Company has changed its current and historical accounting for certain leases to conform with changes recently adopted by numerous other public companies. A further discussion of this change and the related restatement of historical results are included below. Tables are provided at the end of this press release that show estimated restated quarterly and full-year results for the affected periods for both changes in accounting.

     Operating income for the second quarter increased 10.1% from the prior year and was 7.7% of total revenue compared to an estimated restated 7.6% in the second quarter of fiscal 2004. Compared with the second quarter of last year, operating income margin reflected an obsolescence reserve addition of approximately $1.0 million to reflect expected disposition of certain aged and slow-moving retail inventory at Cracker Barrel, and credits of approximately $0.8 million for recoveries or expected recoveries of certain insured losses. Operating income also reflects approximately $0.6 million and $0.5 million, respectively, in the second quarters of fiscal 2005 and estimated restated fiscal 2004 for a change in accounting for certain leases discussed more fully below.

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
CBRL Anounces Second-Quarter Results
Page 3
February 17, 2005

     Commenting on the second-quarter results, CBRL Group, Inc. President and Chief Executive Officer Michael A. Woodhouse said, "We are very pleased with the solid results recorded this quarter, and with the progress made in returning to our long-term objective of 15% diluted net income per share growth through a combination of prudent unit expansion, improved operating results, and share repurchases from the strong cash flow generated by our businesses. We are particularly pleased to post an increase from last year in operating income margin despite the ongoing commodity pressures we experienced during the quarter."

Six-Month Fiscal 2005 Results

     Total revenue for the six months ended January 28, 2005 of $1.3 billion increased 7.6 % from the first six months of 2004. Comparable store restaurant sales for the six months for the Cracker Barrel concept increased 2.8%, including a 3.6% higher average check but 0.8% lower guest traffic. Comparable store retail sales at Cracker Barrel decreased 2.5% for the first six months of fiscal 2005. Logan's comparable restaurant sales for the first six months were up 4.2% with a 4.6% increase in average check but 0.4% lower guest traffic. The Company opened 10 new Cracker Barrel units and 11 new company-owned Logan's locations; two new franchised Logan's restaurants also opened.

     The Company reported net income for the first six months of fiscal 2005 of $62.5 million, or $1.20 per diluted share, reflecting increases of 10.6% and 13.2%, respectively, from estimated restated net income of $56.5 million and estimated restated diluted net income per share of $1.06 for the first six months of fiscal 2004.

     The Company reported that year-to-date net cash provided by operating activities of $137.4 million was up sharply from $76.6 million in the first six months of fiscal 2004, and well in excess of net cash used for the purchase of property and equipment (capital expenditures) of $76.6 million. The increased cash provided by operations reflected increased levels of accounts payable from the relatively low levels at the end of fiscal 2004 as well as the higher reported net income. Capital expenditures were higher than the prior year's $63.9 million, primarily reflecting a greater number of new store openings in development for fiscal 2005.

     The Company repurchased approximately 2.3 million shares of its common stock for approximately $87.1 million year-to-date and paid $11.3 million to shareholders in dividends. As of the end of the second quarter, the Company had approximately 0.6 million shares remaining to be repurchased under previously disclosed authorizations

Restatement Related to Changes for Lease Accounting

     Effective with the reporting contained in this press release, the Company has changed its accounting for certain operating leases consistent with changes recently adopted by numerous other public companies. As part of this change, it has restated historical results, also consistent with policies adopted by others in its industry.

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
CBRL Anounces Second-Quarter Results
Page 4
February 17, 2005

     Since 1985, generally accepted accounting principles in the United States ("GAAP") have required that leases for which there are rent increases over the term of the lease be accounted for at the average rent payment over the applicable term. This typically results in accrued rent expense in the early years being higher than cash rent payments, with the difference being recorded on the balance sheet as deferred rent liability. In later years of the lease, actual cash rent payments typically are higher than the average rent, and the difference is recorded by reducing the deferred rent liability. In effect, rent payments from the later years of the lease are partially accrued in the earlier years of the lease. GAAP generally requires that this average, or straight-line, rent be calculated over the minimum term where the lessee would incur no economic penalty from terminating the lease. The Company indicated that it and apparently many others in the industry have long interpreted this to mean the base term of the lease (i.e., not including option, or renewal, periods) since not renewing a lease generally is an economic advantage because it allows the lessee to cease operations at a poorly performing site or to commence operations at a superior site. The Company indicated that it and apparently many others in the industry, however, also generally have depreciated leasehold improvements over a longer period, the expected life of the property, which may often include optional renewal periods.

     The restatement that the Company is recording conforms the period used for straight-line rent calculation with the estimated useful life used for depreciating leasehold improvements. This generally means that rent expense accrued in a given period will include rent that will not actually be paid until an even more remote future period, often more than 20 years hence and for which a lessee has no obligation until an option is exercised at some time in the future. If a lessee determines not to exercise a future renewal option, the rent accrued in the early years of the lease attributable to the later option period would be taken as a credit to income, even though there is no cash transaction. Again, these accrued future rent payments will be accumulated on the balance sheet as a deferred rent liability.

     Additionally, the restatement is based upon the applicable lease terms that include the pre-opening period during construction in which the Company is obligated to the lease, but not making payments, yet would incur a substantial economic penalty by terminating the lease. Typically, rent payments do not commence until the restaurant opens for business, and the Company has used the earlier of commencement of operations or rent payments as the date on which it began to accrue rent, under the principle of matching revenues and expenses. As a non-cash accrual, the restatement has no net impact on cash flow from operations, and the income statement and balance sheet effects are summarized in a table in this press release. The Company will file an amended Form 10-K/A for fiscal 2004 and an amended Form 10-Q/A for its first fiscal quarter of 2005 as soon as practical. Additionally, the Company will restate its second and third quarter of fiscal 2004 prospectively. The current filings should not be relied upon.

     The Company urges caution in considering its current trends and the earnings guidance disclosed in this press release. The restaurant industry is highly competitive, and trends and guidance are subject to numerous factors and influences, some of which are discussed in the cautionary language at the end of this press release. The Company disclaims any obligation to update disclosed


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
CBRL Anounces Second-Quarter Results
Page 5
February 17, 2005

information on trends or targets other than in its periodic filings under Forms 10-K, 10-Q, and 8-K with the Securities and Exchange Commission.

Fiscal 2005 Earnings Guidance

     The Company's present guidance for diluted net income per share for the third quarter of fiscal 2005, which ends April 29, 2005, is for a percentage increase up to the mid-teens compared to the estimated restated $0.48 per share in the third quarter of last year on a total revenue increase of approximately 9-10%. Earnings guidance reflects many assumptions, many of which cannot be known, including, very importantly, sales expectations. The Company presently expects comparable store restaurant sales for the full third quarter to be up approximately 3-5% at Cracker Barrel and up approximately 2-4% at Logan's. Comparable store retail sales at Cracker Barrel are presently expected to be approximately flat to down 1% compared with the year-ago quarter. The Company presently expects operating income margins for the quarter to be flat to down slightly, primarily reflecting higher marketing expenses partly offset by other cost favorability, including lower cost of sales. The Company presently has an estimated 80-85% of its expected food purchases for the third quarter contracted with an overall expected percentage inflation on food purchases of approximately 1% from the third quarter of last year, primarily reflecting expectations for higher pork, chicken and beef prices, partly offset by lower dairy costs. The Company presently expects to open seven new Cracker Barrel units in the third quarter, two of which have already opened, and six new Logan's company-operated units, of which one has already opening. In addition, one new franchised Logan's restaurant is expected to open in the quarter.

     With the present outlook for a strong fourth quarter, the Company presently expects a percentage increase for the full fiscal year in diluted net income per share in the mid-to-high teens above the estimated restated $2.18 in fiscal 2004 (excluding the settlement charge taken in the fourth quarter of last year), reflecting a high-single-digit percentage increase in total revenue and a full-year operating income margin that is up slightly compared with an estimated restated 7.9% of revenue recorded in fiscal 2004 (also excluding the effect of the settlement charge). The Company's full-year guidance includes an expectation for lower commodity costs in the fourth quarter than in the prior year, with approximately 70% of the Company's food cost purchases for the fourth quarter currently contracted. The Company is developing plans to address the impact of enacted minimum wage increases in certain states in which it operates. The estimated cost of the minimum wage increases is expected to be approximately $1.2-$1.3 million in the fourth quarter and substantially less than that in the third quarter.

Fiscal 2005 Second-Quarter Conference Call

     The live broadcast of CBRL Group's quarterly conference call will be available to the public on-line at www.vcall.com or www.cbrlgroup.com today beginning at 11:00 a.m. (EST). The on-line replay will follow immediately and continue through February 24, 2005.

     Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 516 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 119 company-operated and 22 franchised Logan's Roadhouse restaurants in 18 states.

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
CBRL Anounces Second-Quarter Results
Page 6
February 17, 2005

     Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of CBRL Group, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors.
Forward-looking statements generally can be identified by the use of forward-looking terminology such as "assumptions", "target", "guidance", "outlook", "plans", "projection", "may", "will", "would", "expect", "intend", "estimate", "anticipate", "believe", "potential" or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: the effects of uncertain consumer confidence or general or regional economic weakness on sales and customer travel activity; the ability of the Company to identify, acquire and sell successful new lines of retail merchandise; the availability and cost of acceptable sites for development and the Company's ability to identify such sites; commodity, workers' compensation, group health and utility price changes; consumer behavior based on concerns over nutritional or safety aspects of the Company's products or restaurant food in general; competitive marketing and operational initiatives; the effects of plans intended to improve operational execution and performance; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting accounting, tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; practical or psychological effects of terrorist acts or war and military or government responses; the effects of increased competition at Company locations on sales and on labor recruiting, cost, and retention; the ability of and cost to the Company to recruit, train, and retain qualified restaurant hourly and management employees; disruptions to the company's restaurant or retail supply chain; changes in foreign exchange rates affecting the Company's future retail inventory purchases; the actual results of pending or threatened litigation or governmental investigations and the costs and effects of negative publicity associated with these activities; changes in accounting principles generally accepted in the United States of America or changes in capital market conditions that could affect valuations of restaurant companies in general or the Company's goodwill in particular; increases in construction costs; changes in interest rates affecting the Company's financing costs; and other factors described from time to time in the Company's filings with the SEC, press releases, and other communications.



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
CBRL Anounces Second-Quarter Results
Page 7
February 17, 2005

                                CBRL GROUP, INC.
                          CONSOLIDATED INCOME STATEMENT
                                   (Unaudited)
                      (In thousands, except share amounts)


                                                Second Quarter Ended                      Six Months Ended
                                     ---------------------------------------    ------------------------------------------
                                        1/28/05          1/30/04      Change     1/28/05               1/30/04      Change
                                     ----------        -----------    ------    -------------       -----------     ------
                                                      (As Restated)                                (As Restated)

Total revenue                        $  667,189        $   612,801        9 %    $  1,279,842       $ 1,189,166         8%
Cost of goods sold                      236,389            213,527       11           436,231           399,427         9
                                     ----------        -----------              -------------       -----------
Gross profit                            430,800            399,274        8           843,611           789,739         7
Labor & other related expenses          232,749            219,007        6           458,938           433,310         6
Other store operating expenses          113,580            102,857       10           218,127           200,063         9
                                     ----------        -----------               ------------       -----------
Store operating income                   84,471             77,410        9           166,546           156,366         7
General and administrative               32,834             30,519        8            66,766            63,939         4
                                     ----------        -----------               ------------       -----------
Operating income                         51,637             46,891       10            99,780            92,427         8
Interest expense                          2,200              2,068        6             4,295             4,291         -
Interest income                              96                  5     1820                96                5       1820
                                     ----------        -----------               ------------       ----------
Pretax income                            49,533             44,828       10            95,581            88,141         8
Provision for income taxes               16,955             16,180        5            33,073            31,642         5
                                     ----------        -----------               ------------       -----------
Net income                           $   32,578        $    28,648       14      $     62,508       $    56,499        11
                                     ==========        ===========               ============       ===========

Earnings per share
     Basic                           $     0.68        $      0.58       17      $       1.29       $      1.16        11
                                     ==========        ===========               ============       ===========
     Diluted                         $     0.63        $      0.53       19      $       1.20       $      1.06        13
                                     ==========        ===========               ============       ===========

Weighted average shares:
     Basic                           48,138,387         49,528,995       (3)      48,425,269         48,825,432        (1)
     Diluted                         53,816,998         55,707,178       (3)      54,086,885         55,162,768        (2)

Ratio Analysis
--------------
Net sales:
        Restaurant                         75.6%              74.6%                      78.0%             76.8%
        Retail                             24.3               25.3                       21.9              23.1
                                     ----------        -----------               ------------       -----------
            Total net sales                99.9               99.9                       99.9              99.9
Franchise fees and royalties                0.1                0.1                        0.1               0.1
                                     ----------        -----------               ------------       -----------
            Total revenue                 100.0              100.0                      100.0             100.0
Cost of goods sold                         35.4               34.8                       34.1              33.6
                                     ----------        -----------               ------------       -----------
Gross profit                               64.6               65.2                       65.9              66.4
Labor & other related expenses             34.9               35.8                       35.9              36.5
Other store operating expenses             17.0               16.8                       17.0              16.8
                                      ---------        -----------               ------------       -----------
Store operating income                     12.7               12.6                       13.0              13.1
General and administrative                  5.0                5.0                        5.2               5.3
                                     ----------        -----------               ------------       -----------
Operating income                            7.7                7.6                        7.8               7.8
Interest expense                            0.3                0.3                        0.3               0.4
Interest income                              --                 --                       --                  --
                                     ----------        -----------               ----------         -----------
Pretax income                               7.4                7.3                        7.5               7.4
Provision for income taxes                  2.5                2.6                        2.6               2.6
                                     ----------        -----------               ------------       -----------
Net income                                  4.9%               4.7%                       4.9%              4.8%
                                     ==========         ==========               ============       ===========

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
CBRL Announces Second Quarter Results
Page 8
February 17, 2005


                      CONSOLIDATED CONDENSED BALANCE SHEET
                                   (Unaudited)
                                 (In thousands)

                                                                                 1/28/05           7/30/04
                                                                              ------------     ------------
Assets                                                                                         (As Restated)

Cash and cash equivalents                                                     $     20,405     $     28,775
Other current assets                                                               164,068          174,265
Property and equipment, net                                                      1,160,242        1,118,573
Goodwill                                                                            93,724           93,724
Other assets                                                                        25,591           20,367
                                                                              ------------     ------------
    Total assets                                                              $  1,464,030     $  1,435,704
                                                                              ============     ============

Liabilities and Stockholders' Equity
Current liabilities                                                           $    267,581     $    242,235
Long-term debt                                                                     187,901          185,138
Other long-term obligations                                                        143,195          134,995
Stockholders' equity                                                               865,353          873,336
                                                                              ------------     ------------
    Total liabilities and stockholders' equity                                $  1,464,030     $  1,435,704
                                                                              ============     ============

                   CONSOLIDATED CONDENSED CASH FLOW STATEMENT
                                   (Unaudited)
                                 (In thousands)
                                                                                    Six Months Ended
                                                                              ------------------------------
                                                                                1/28/05              1/30/04
                                                                              -----------       ------------
                                                                                                (As Restated)
Cash flow from operating activities:
    Net income                                                                $    62,508       $    56,499
    Depreciation and amortization                                                  33,627            30,929
    Loss on disposition of property and equipment                                   1,227               972
    Accretion on zero-coupon notes                                                  2,763             2,676
    Net changes in other assets and liabilities                                    37,282           (14,484)
                                                                              -----------       -----------
        Net cash provided by operating activities                                 137,407            76,592
                                                                              -----------       -----------
Cash flows from investing activities:
    Purchase of property and equipment                                            (76,587)          (63,899)
    Proceeds from sale of property and equipment                                      875               682
                                                                              -----------       -----------
       Net cash used in investing activities                                      (75,712)          (63,217)
Cash flows from financing activities:
    Proceeds from issuance of long-term debt                                      226,700           130,000
    Principal payments under long-term obligations                               (226,794)         (137,049)
    Proceeds from exercise of stock options                                        28,456            43,768
    Purchase and retirement of common stock                                       (87,094)          (18,299)
    Dividends on common stock                                                     (11,333)           (5,373)
    Other                                                                              --                (1)
                                                                              -----------       -----------
       Net cash (used in) provided by financing activities                        (70,065)           13,046
                                                                              -----------       -----------
Net (decrease) increase in cash and cash equivalents                               (8,370)           26,421
Cash and cash equivalents, beginning of period                                     28,775            14,389
                                                                              -----------       -----------
Cash and cash equivalents, end of period                                      $    20,405       $    40,810
                                                                              ===========       ===========


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
CBRL Announces Second Quarter Results
Page 9
February 17, 2005




                                CBRL GROUP, INC.
                            Supplemental Information
                                   (Unaudited)

                                                                        As of            As of           As of
                                                                       1/28/05          7/30/04         1/30/04
                                                                    ------------      -----------     -----------
Common shares outstanding                                             47,878,834       48,769,368      49,767,422
                                                                    ============      ===========     ===========

Units in operation:
     Cracker Barrel                                                            514             504              488
     Logan's Roadhouse - company-owned                                         118             107              103
                                                                       -----------      ----------      -----------
     Total company-owned units                                                 632             611              591
     Logan's Roadhouse - franchised                                             22              20               17
                                                                       -----------      ----------      -----------
     System-wide units                                                         654             631              608
                                                                       ===========      ==========      ===========

                                                             Second Quarter Ended                 Six Months Ended
Net sales in company-owned stores:                           1/28/05         1/30/04          1/28/05        1/30/04
                                                          -------------  -------------    --------------  -------------
(In thousands)
     Cracker Barrel - restaurant                          $     410,387  $     378,880    $      818,800  $     762,191
     Cracker Barrel- retail                                     162,341        155,313           280,252        274,752
     Cracker Barrel - total                               -------------  -------------    --------------  -------------
                                                                572,728        534,193         1,099,052      1,036,943
     Logan's Roadhouse                                           93,869         78,139           179,669        151,348
                                                          -------------  -------------    --------------  -------------
     Total net sales                                            666,597        612,332         1,278,721      1,188,291
     Franchise fees and royalties                                   592            469             1,121            875
                                                          -------------  -------------    --------------  -------------
     Total revenue                                        $     667,189  $     612,801    $    1,279,842  $   1,189,166
                                                          =============  =============    ==============  =============

Operating weeks - company-owned stores:
     Cracker Barrel                                               6,661          6,315            13,234         12,583
     Logan's Roadhouse                                            1,516          1,315             2,955          2,596

Average comparable store sales -
     company-owned stores: (In thousands)
Cracker Barrel - restaurant                               $       804.1  $       779.0    $      1,617.8  $     1,574.1
Cracker Barrel - retail                                           314.5          315.6             545.8          560.0
                                                          -------------  -------------    --------------  -------------
Cracker Barrel - total (472 and 466 units)                $     1,118.6  $     1,094.6    $      2,163.6  $     2,134.1
                                                          =============  =============    ==============  =============
Logan's Roadhouse (96 and 93 units)                       $       793.7  $       760.2    $      1,561.9  $     1,498.8
                                                          =============  =============    ==============  =============

Capitalized interest                                      $         180  $         164    $          361  $         288
                                                          =============  =============    ==============  =============


CBRL Announces Second Quarter Results
Page 10
February 17, 2005



                  Summary Effect of Estimated Restatement for Accounting for EITF 04-8 and Certain Leases (Unaudited)



                                                               CBRL GROUP, INC.
                                                         SELECTED INCOME STATEMENT DATA
                                                       (In thousands, except share data)
                                                                  (Unaudited)

                                                               FISCAL YEARS ENDING

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Basic     Diluted
                                                                                                  Diluted net weighted  weighted
                                          Operating  Income before              Basic net income  income per  average   average
                          Total Revenue    income*   income taxes*  Net income*    per share*     share**     shares    shares***
------------------------------------------------------------------------------------------------------------------------------------
July 30, 2004
------------------------------------------------------------------------------------------------------------------------------------
     As reported           $ 2,380,947    $ 185,136   $ 176,697     $ 113,262     $ 2.32          $ 2.25    48,877,306   50,369,845
------------------------------------------------------------------------------------------------------------------------------------
     Estimated restatement   2,380,947      182,987     174,548       111,885       2.29            2.12    48,877,306   54,952,633
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
August 1, 2003
------------------------------------------------------------------------------------------------------------------------------------
     As reported             2,198,182      174,081     165,262       106,529       2.16            2.09    49,274,373   50,998,339
------------------------------------------------------------------------------------------------------------------------------------
     Estimated restatement   2,198,182      171,878     163,059       105,108       2.13            1.97    49,274,373   55,581,127
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
August 2, 2002
------------------------------------------------------------------------------------------------------------------------------------
     As reported             2,071,784      149,300     142,531        91,789       1.69            1.64    54,198,845   56,090,940
------------------------------------------------------------------------------------------------------------------------------------
     Estimated restatement   2,071,784      147,210     140,441        90,444       1.67            1.59    54,198,845   57,626,929
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
August 3, 2001
------------------------------------------------------------------------------------------------------------------------------------
     As reported             1,967,998       96,696      84,464        49,181       0.88            0.87    56,128,956   56,799,124
------------------------------------------------------------------------------------------------------------------------------------
     Estimated restatement   1,967,998       95,634      83,402        48,550       0.86            0.85    56,128,956   56,799,124
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
July 28, 2000
------------------------------------------------------------------------------------------------------------------------------------
     As reported             1,777,119      118,969      94,705        58,998       1.02            1.02    57,959,646   58,041,290
------------------------------------------------------------------------------------------------------------------------------------
     Estimated restatement   1,777,119      117,824      93,560        58,273       1.01            1.00    57,959,646   58,041,290
------------------------------------------------------------------------------------------------------------------------------------


* Reflects restatement effects of change in accounting for operating leases
** Reflects restatement effects of change in accounting for operating leases and adoption of EITF 04-8
*** Reflects restatement effects of adoption of EITF 04-8

CBRL Announces Second Quarter Results
Page 11
February 17, 2005



                                CBRL GROUP, INC.
                         SELECTED INCOME STATEMENT DATA
                        (In thousands, except share data)
                                   (Unaudited)

                             FISCAL QUARTERS ENDING

------------------------------------------------------------------------------------------------------------------------------------
                                                                              Basic net   Diluted net                 Diluted
                                       Operating  Income before               income per  income per  Basic weighted  weighted
                        Total Revenue   income*   income taxes*  Net income*  share*      share**     average shares  average
                                                                                                                      shares ***
------------------------------------------------------------------------------------------------------------------------------------
October 29, 2004
------------------------------------------------------------------------------------------------------------------------------------
     As reported         $ 612,653     $ 48,672    $ 46,577      $ 30,275     $ 0.62      $ 0.61       48,712,161       49,773,983
------------------------------------------------------------------------------------------------------------------------------------
     Estimated restatement 612,653       48,143      46,048        29,930       0.61        0.57       48,712,161       54,356,771
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
July 30, 2004
------------------------------------------------------------------------------------------------------------------------------------
     As reported           607,499       48,823      46,677        29,919       0.61        0.60       48,730,740       49,800,652
------------------------------------------------------------------------------------------------------------------------------------
     Estimated restatement 607,499       48,280      46,134        29,571       0.61        0.56       48,730,740       54,383,440
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
April 30, 2004
------------------------------------------------------------------------------------------------------------------------------------
     As reported           584,282       42,852      40,845         26,182      0.53        0.52       49,127,619       50,518,767
------------------------------------------------------------------------------------------------------------------------------------
     Estimated restatement 584,282       42,280      40,273         25,815      0.53        0.49       49,127,619       55,101,555
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
January 30, 2004
------------------------------------------------------------------------------------------------------------------------------------
     As reported           612,801       47,444      45,381         29,001      0.59        0.57       49,528,995       51,124,390
------------------------------------------------------------------------------------------------------------------------------------
     Estimated restatement 612,801       46,891      44,828         28,648      0.58        0.53       49,528,995       55,707,178
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
October 31, 2003
------------------------------------------------------------------------------------------------------------------------------------
     As reported           576,365       46,017      43,794         28,160      0.59        0.56       48,121,869       50,035,570
------------------------------------------------------------------------------------------------------------------------------------
     Estimated restatement 576,365       45,536      43,313         27,851      0.58        0.53       48,121,869       54,618,358
------------------------------------------------------------------------------------------------------------------------------------

* Reflects restatement effects of change in accounting for operating leases
** Reflects restatement effects of change in accounting for operating leases and adoption of EITF 04-8
*** Reflects restatement effects of adoption of EITF 04-8

CBRL Announces Second Quarter Results
Page 12
February 17, 2005

                                CBRL GROUP, INC.
                           SELECTED BALANCE SHEET DATA
                                 (In thousands)
                                   (Unaudited)

                                 PERIODS ENDING

------------------------------------------------------------------------------------------------------------------------------------
                               October 29, 2004    October 29, 2004             July 30, 2004       July 30, 2004
------------------------------------------------------------------------------------------------------------------------------------
                                                       (Estimated                                    (Estimated
                                  (As reported)        restatement)             (As reported)        restatement)
------------------------------------------------------------------------------------------------------------------------------------
ASSETS
------------------------------------------------------------------------------------------------------------------------------------
  Total current assets              $  225,129        $  225,129                 $  203,040          $  203,040
------------------------------------------------------------------------------------------------------------------------------------
  Net property and equipment         1,139,503         1,139,503                  1,118,573           1,118,573
------------------------------------------------------------------------------------------------------------------------------------
  Total other assets *                 117,496           118,338                    113,249             114,091
------------------------------------------------------------------------------------------------------------------------------------
  Total assets *                    $1,482,128        $1,482,970                 $1,434,862          $1,435,704
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Total current liabilities *       $  270,355        $  265,624                $  246,782          $  242,235
------------------------------------------------------------------------------------------------------------------------------------
  Long-term debt                       206,520           206,520                   185,138             185,138
------------------------------------------------------------------------------------------------------------------------------------
  Other Liabilities *                  127,711           140,540                   122,695             134,995
------------------------------------------------------------------------------------------------------------------------------------
  Total stockholders' equity *         877,542           870,286                   880,247             873,336
------------------------------------------------------------------------------------------------------------------------------------
  Total liabilities and stockholders'$ 1,482,128       $ 1,482,970              $ 1,434,862         $ 1,435,704
  equity *
------------------------------------------------------------------------------------------------------------------------------------
  * Reflects restatement effects of change in accounting for operating leases






                                      -END-